================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                JMC GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             [LOGO OF JMCG, INC.]
                                JMC GROUP, INC.
              9710 Scranton Road, Suite 100, San Diego, CA 92121

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 5, 1997

To the Stockholders of JMC Group, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of JMC Group, Inc., a Delaware corporation (the "Company"), will be held at The Inn at Rancho Santa Fe, 5951 Linea Del Cielo, Rancho Santa Fe, California 92067 on Monday, May 5, 1997, at 2:00 p.m., Pacific Daylight Savings Time, for the following purposes:

1. To elect three Directors of the Company to serve for three years or until their successors shall be duly appointed or elected; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 10, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend in person, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a completed Proxy.

  Requests for additional copies of proxy materials and other information should be addressed to Investor Relations at the executive offices of the Company, 9710 Scranton Road, Suite 100, San Diego, California 92121.

                                          By Order of the Board of Directors
                                           of JMC Group, Inc.


                                      /s/ JAMES K. MITCHELL
                                          -----------------------------------
                                          James K. Mitchell
                                          Chairman, President & Chief
                                           Executive Officer

San Diego, California
March 31, 1997
                               ----------------

                             [LOGO OF JMCG, INC.]
                                JMC GROUP, INC.
              9710 Scranton Road, Suite 100, San Diego, CA 92121


                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1997

                                    GENERAL

  The enclosed Proxy is solicited by the Board of Directors on behalf of JMC Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1997 at 2:00 p.m., Pacific Daylight Savings Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Inn at Rancho Santa Fe, 5951 Linea Del Cielo, Rancho Santa Fe, California 92067.

  The Company's principal executive offices are located at 9710 Scranton Road, Suite 100, San Diego, California 92121, and the Company's telephone number is
(619) 450-0055. These proxy solicitation materials were first mailed on or about March 31, 1997 to all stockholders entitled to vote at the Annual Meeting.

            INFORMATION CONCERNING VOTING, SOLICITATION AND PROXIES

RECORD DATE AND SHARES OUTSTANDING

  Stockholders of record at the close of business on March 10, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had issued and outstanding approximately 6,024,351 shares of common stock, $0.01 par value (the "Common Stock"), and no shares of preferred stock.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share of Common Stock held by him.

  Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR the election of each person nominated by the Board of Directors for election as a Director. The effect of an abstention or a broker nonvote on a proposal is the same as that of a vote against such proposal. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy (the "Proxy Holders") will have discretionary authority to vote such proxy in accordance with their best judgment on such matter.

  Directors are elected by a plurality vote.

  The cost of this proxy solicitation will be paid by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's Directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DEADLINES FOR RECEIPT OF STOCKHOLDER NOMINATIONS, PROPOSALS AND PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 1998 ANNUAL MEETING

  Section 2.5 of the Company's Bylaws provides that nominations may be made by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally, provided that all stockholders intending to nominate Director candidates for election must deliver written notice thereof to the Secretary of the Company, which notice must be received not less than sixty nor more than ninety days prior to the meeting or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, within ten days after the date on which notice of such meeting is first given to stockholders. Such notice must set forth certain information concerning such stockholder and his or her nominee(s), including their names and addresses, such other information as would be required to be in the proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the Annual Meeting will refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

  The Company's Bylaws also require that stockholders give advance notice and follow certain other procedures with regard to business they wish to bring before an annual meeting of stockholders. Section 2.6 of the Company's Bylaws provides that all stockholders intending to bring business before the meeting deliver written notice thereof to the Secretary of the Company in the same manner and within the same periods as required for stockholder nominees for the Board of Directors, as described in the preceding paragraph. Such notice shall set forth certain information concerning such stockholder and the proposed business, including any material interest of the stockholder in such business. The chairman of the Annual Meeting will refuse to permit business to be brought before the Annual Meeting if notice is not given in compliance with the foregoing procedure.

  The Company intends to hold its next Annual Meeting of Stockholders on or about May 5, 1998. Stockholders seeking to include a proposal in the Proxy Statement for the Company's 1998 Annual Meeting must ensure that such proposal is received at the executive offices of the Company on or before March 7, 1998. Inclusion of any such proposal is subject to certain other requirements.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth names and certain other information concerning the Company's Directors and executive officers, as of March 10, 1997:

                                                                                     TERM OF
                                                                                    OFFICE AS
                                                                                    DIRECTOR
   NAME                     AGE                      POSITION                        EXPIRES
   ----                     ---                      --------                       ---------
   James K. Mitchell.......  58 Chairman, President and Chief Executive               1998
                                 Officer and Director
   D. Mark Carlson.........  37 Senior Vice President, Chief Financial Officer          --
   William L. Webster......  49 Senior Vice President, Chief Administrative Officer     --
   Daniel M. Harkins.......  47 Senior Vice President, General Counsel                  --
   Stanley J. Mensing......  45 Senior Vice President, Chief Marketing Officer          --
   Edward J. Baran.........  60 Director                                              1997
   Barton Beek.............  73 Director                                              1999
   Charles H. Black........  70 Director                                              1997
   Herbert G. Kawahara.....  68 Director                                              1999
   Robert G. Sharp.........  61 Director                                              1998
   Donald E. Weeden........  66 Director                                              1997

  Information with respect to the principal occupation during the past five years of each nominee, each current Director and each executive officer is set forth below. There are no family relationships among Directors or executive officers of the Company.

  James K. Mitchell became a Director in October 1988 and became Chairman and Chief Executive Officer of the Company on January 1, 1993 and assumed the responsibilities of President of the Company as well on January 1, 1997. Mr. Mitchell is the founder of the Company's principal subsidiary, James Mitchell & Co. In 1973, Mr. Mitchell was a founding officer of Security First Group (now The Holden Group), a financial services firm which pioneered the concept of marketing insurance and annuity products through stock brokerage firms. Before joining that firm, Mr. Mitchell served as Vice President of Marketing for the Variable Annuity Life Insurance Company of Houston, Texas. He attended Portland State University and is a registered Principal with the National Association of Securities Dealers, Inc. (the "NASD").

  D. Mark Carlson became Senior Vice President of the Company on January 10, 1994. Mr. Carlson joined James Mitchell & Co. in 1990 as Assistant Vice President--Accounting and became Chief Financial Officer of James Mitchell & Co. in January 1991. He became Vice President and Chief Financial Officer of the Company on May 1, 1993. Prior to joining James Mitchell & Co., Mr. Carlson was an audit manager with Steres, Alpert & Carne, a San Diego-based accounting firm, which he joined in 1988 after serving as an audit supervisor with the accounting firm of Ernst & Young LLP (formerly Arthur Young & Company). Mr. Carlson is a graduate of California Lutheran University, is a certified public accountant and is a registered Financial and Operations Principal with the NASD.

  William L. Webster became Senior Vice President and Chief Administrative Officer of the Company on January 10, 1994. Mr. Webster joined James Mitchell & Co. in June 1993 as Vice President of Operations. Prior to that time, he was Vice President of New Business Administration and Vice President of Information Systems for The Holden Group. In such capacities, Mr. Webster was responsible for the administration of the company's annuity sales business which consisted of over 250,000 accounts representing approximately $4 billion in assets. Prior to joining The Holden Group, Mr. Webster was an Administrative Services Manager with Arthur Andersen & Co. Mr. Webster received his undergraduate degrees from Lehigh University.

  Daniel M. Harkins became Senior Vice President and General Counsel of the Company on October 7, 1996. He joined the Company's subsidiary, James Mitchell & Co., June 1, 1996, bringing 17 years experience as in-house general counsel and 5 years as outside counsel to both private and publicly held companies. Prior to his employment at JMC, Mr. Harkins was a founding Partner of two law firms in Southern California; Vice President, Secretary, and General Counsel of The Geneva Companies, a Chemical Bank owned business broker; General Counsel for RNC Capital Management, a registered investment advisor; General Counsel and Director of Jefferies & Company, Inc., an international securities broker-dealer. Mr. Harkins holds a Bachelors of Arts degree and Doctorate of Law from the University of Kansas. He is licensed to practice law in California, Missouri, and Kansas.

  Stanley J. Mensing became Senior Vice President and Chief Marketing Officer on January 1, 1997. Mr. Mensing began his career with the Company's subsidiary, James Mitchell & Co. in 1988 as a Regional Vice President in Arizona. In 1989, he was promoted to Divisional Vice President of the Arizona Division, encompassing both Arizona and Nevada. Mr. Mensing relocated to Florida in 1991 to open JMC's Tampa divisional office in central Florida serving the Barnett Banks Program. Mr. Mensing assumed the position as First Vice President Business Development, responsible for the Eastern United States, in November, 1995. Prior to joining JMC, Mr. Mensing held national sales and marketing positions in the retail industry and began his financial services career with Country Companies, the second largest property & casualty organization in the state of Illinois. He holds a Bachelor of Science degree in Marketing with a specialization in Business Administration from Southern Illinois University. He is a registered NASD Principal and holds a Series 6 license, as well as Life & Health and Variable Annuity Insurance licenses.

  Edward J. Baran became a Director in August 1992. Mr. Baran, who has spent more than thirty years in the insurance business, is currently Chairman and Chief Executive Officer of BCS Financial Corporation, a financial services holding company. Prior to joining BCS in November 1987, Mr. Baran was Vice Chairman, President and Chief Executive Officer of Capitol Life Insurance Company of Denver, Colorado. He is a graduate of Georgetown University and a member of the Audit Committee of the Board of Directors.

  Barton Beek became a Director in January 1984. Mr. Beek is a senior partner of O'Melveny & Myers, a law firm which he joined in 1955, with offices worldwide. Mr. Beek is a graduate of the California Institute of Technology, the Stanford University Graduate School of Business and Loyola College of Law. Mr. Beek is a director of Wynns International, Inc. He is a member of the Compensation Committee of the Board of Directors.

  Charles H. Black became a Director in June, 1993. Mr. Black is currently a private investor, having most recently served as Vice Chairman of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as Executive Vice President, Director and Chief Financial Officer of Kaiser Steel Corporation. He served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation and Great Western Savings and Loan from 1980 to 1982 after having spent over 20 years in various financial and management positions with Litton Industries, Inc., the most recent being Corporate Vice President and Treasurer. Mr. Black is a member of the Board of Governors of the Pacific Stock Exchange and serves as a director of Investment Company of America, AMCAP Fund, Inc., Fundamental Investors, Inc., and the American Variable Insurance Trust, all mutual funds. He also serves as a director of several privately-held corporations. Mr. Black is a graduate of the University of Southern California. He is Chairman of the Audit Committee of the Board of Directors.

  Herbert G. Kawahara became a Director in June 1989. Mr. Kawahara is the former President of the Pacific Stock Exchange, having served in that capacity from January 1988 to May 1989. Previously, Mr. Kawahara had a 29-year career with E.F. Hutton and Company Inc., starting as trainee in 1958 and filling various positions in the retail system. From 1982 to 1987, he served as an Executive Vice President and was the firm's top executive in Southern California. Mr. Kawahara was also a member of the Board of Directors of E.F. Hutton and Company, Inc. from 1982 to 1987. He is a graduate of the University of California at Los Angeles. Mr. Kawahara is Chairman of the Compensation Committee of the Board of Directors.

  Robert G. Sharp became a Director in May 1995. Mr. Sharp retired from his position as President and Chief Executive Officer of Keyport Life Insurance Company in February 1992 after having served in that position since 1979. Mr. Sharp is the past chairman of the National Association for Variable Annuities and a former director of the National Association of Life Companies. Mr. Sharp is a graduate of the California State University at Sacramento and is a registered Principal with the NASD. Mr. Sharp is a member of the Audit Committee of the Board of Directors.

  Donald E. Weeden became a Director in February 1987. Since January 1986, Mr. Weeden has been the Chief Executive Officer of Weeden & Co., L.P. Weeden & Co., L.P. makes a market in the Company's Common Stock on the NASDAQ National Market System. Prior to that time, he was Vice President of Moseley, Hallgarten, Estabrook & Weeden Inc. Mr. Weeden is a director of National Semiconductor, Inc. Mr. Weeden is a member of the Compensation Committee of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

  The business affairs of the Company are managed by or under the direction of the Board of Directors, although it is not involved in day-to-day operations. During the year ended December 31, 1996, the Board of Directors met seven times.

  The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

  Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors and evaluates the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews the Company's financial reporting policies and practices; reviews with management the status of internal audit and control procedures, adequacies of financial staff and other matters and makes such recommendations to the Board of Directors as may be appropriate; evaluates matters having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and reviews all public financial reporting documents of the Company. The current members of the Audit Committee are Messrs. Baran, Black and Sharp. Mr. Black is the Chairman. The Audit Committee held two meetings during fiscal 1996.

  Compensation Committee. The Compensation Committee reviews and makes recommendations to the full Board of Directors with respect to the specific compensation to be paid or provided to executive officers and also administers the Company's 1993 Executive Stock Option Plan. The current members of the Compensation Committee are Messrs. Beek, Kawahara and Weeden. Mr. Kawahara is the Chairman. The Compensation Committee held two meetings during fiscal 1996.

  Nominating Committee. The Nominating Committee recommends and nominates those who will stand for election or reelection during the Annual Meeting of Shareholders. The current members of the Nominating Committee are Messrs. Sharp, Beek and Black. The Nominating Committee held one meeting during fiscal 1996.

  During the fiscal year ended December 31, 1996, each of the Directors of the Company attended all of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of the committee(s) of the Board on which he served during the period he served in such capacities.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the three highest paid executive officers of the Company (the "named executive officers")(1):

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                             ANNUAL COMPENSATION   SECURITIES
                                                            ---------------------  UNDERLYING
      NAME AND PRINCIPAL                                                            OPTIONS/      ALL OTHER
           POSITION                                    YEAR SALARY($) BONUS($)(2)  SARs(#)(3)  COMPENSATION($)
      ------------------                               ---- --------- ----------- ------------ ---------------
   James K. Mitchell, Chairman and                     1996  291,627       --           --          9,329
    Chief Executive Officer(4)                         1995  248,664       --           --          9,449
                                                       1994  280,500    42,075       75,000         8,740

   Brian J. Finneran,                                  1996  276,969       --           --          8,422
    President and                                      1995  217,692       --           --          8,542
    Chief Operating Officer(5)                         1994  240,000    36,000       30,000         7,970

   D. Mark Carlson,                                    1996  136,388       --           --          4,092(6)
    Senior Vice President and                          1995  127,699       --        20,000         3,600(6)
    Chief Financial Officer                            1994  130,000    19,500       15,000         3,600(6)

   William L. Webster,                                 1996  127,462       --           --          3,823(6)
    Senior Vice President and                          1995  112,880       --        20,000         3,694(6)
    Chief Administrative Officer                       1994  117,589    17,250       10,000         1,779(6)

--------
(1) Although SEC regulations require four highest paid executive officers in the classification of the "named executive officers," no other officer of the company qualifies for this specification under Regulation S-K, Item 402a(3).

(2) Reflects bonuses earned for the respective fiscal year, which in some instances all or a portion of which was paid during the subsequent fiscal year.

(3) The Company does not have any outstanding Stock Appreciation Rights
    ("SARs").

(4) Amounts reported for Mr. Mitchell in the "All Other Compensation" column include $4,500, $4,620, and $4,620, respectively, for 1996, 1995 and 1994, representing the Company's contributions to its 401(k) Savings Plan on his behalf and $4,829 for 1996, $4,829 for 1995 and $4,120 for 1994,
    representing life insurance premiums advanced by the Company pursuant to a split dollar insurance agreement.

(5) Mr. Finneran resigned from his positions with the Company and its subsidiaries effective December 31, 1996. Amounts reported for Mr. Finneran in the "All Other Compensation" column include $4,500, $4,620, and $4,620, representing the Company's contributions to its 401(k) Savings Plan on his behalf for 1996, 1995 and 1994, respectively, and $3,922, $3,922 and $3,350 for 1996, 1995, and 1994, respectively, representing life insurance premiums advanced by the Company pursuant to a split dollar insurance agreement.

(6) Represents the Company's contributions to its 401(k) Savings Plan on behalf of the named executive officer.

OPTION GRANTS

  No options were granted to the named executive officers during fiscal 1996.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table provides information related to options exercised by the named executive officers during the 1996 fiscal year and the number and value of options held at fiscal year-end.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/
                                                           FY-END(#)(1)         SARS AT FY-END($)(1)(2)
                         SHARES ACQUIRED    VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE(#)  REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ----------- ----------- ------------- ----------- -------------
James K. Mitchell.......         0             0       50,000       25,000           0            0
Brian J. Finneran.......         0             0       50,000            0           0            0
D. Mark Carlson.........         0             0       45,000        5,000           0            0
William L. Webster......         0             0       26,667        3,333           0            0

--------
(1) The Company does not have any outstanding SARs.

(2) The closing price for the Common Stock on December 29, 1996, as reported by the NASDAQ National Market System, was $0.969. All of the named executive officers' outstanding options were exercisable for a price greater than $0.969 at fiscal year end.

COMPENSATION OF DIRECTORS

  The members of the Board of Directors who are not full-time employees of the Company are entitled to receive reimbursement for out-of-pocket expenses they incur in attending Board meetings and otherwise performing their duties and receive fees of $1,000 for each meeting of the Board of Directors which they attend. Members of committees additionally receive $500 per committee meeting held on the same day as a Board of Directors' meeting, or $1,000 per committee meeting if held on a different day. Committee chairpersons receive an additional $500 per committee meeting. Non-employee Directors receive formula grants of non-qualified stock options under the Company's 1993 Executive Stock Option Plan. Options to acquire 12,000 shares of Common Stock are to be granted within six months after an individual takes office as a Director and options to acquire an additional 12,000 shares are to be granted within six months after every third anniversary of such Director's taking office. Officers of the Company are not compensated for their services as Directors or committee members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee of the Board of Directors served as an officer or employee of the Company or its subsidiaries. No executive officers of the Company served during fiscal 1996 on the board of directors of any company which had a representative on the Company's Board of Directors. No member of the Company's Board of Directors served during 1996 as an executive officer of a company whose board of directors had a representative from the Company or the Company's Board of Directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's Compensation Committee (the "Committee") is composed entirely of independent members of the Board of Directors. During fiscal year 1996, this Committee met two times, February 12, and May 10,1996. The Committee also met on February 10, 1997. The Committee recommends executive compensation policy and practice to the Board of Directors and administers the Company's 1993 Executive Stock Option Plan. The Board of Directors did not modify or reject in any material way any action or recommendation of the Committee during fiscal year 1996.

  The Committee's compensation policy with regards to the Company's executive officers has been to provide these officers, in aggregate, with salary and incentive compensation competitive with the marketplace. Compensation has primarily consisted of salaries, stock options and cash bonuses based upon the Company's pre-tax earnings. No executive is currently a party to an employment contract.

  During the first month of 1996, the Chief Executive Officer and the President were being paid in accordance with a voluntary decrease of 20% of their former salaries, as was the case for most of 1995. As reported in the Committee Report in the 1996 Proxy Statement, the Committee did reinstate the salaries of the Chief Executive Officer and the President, to the annual salary rates earned prior to the 1995 salary reductions as of February 1, 1996. However, the Chief Executive Officer of the Company notified the Committee during the February 10, 1997 meeting that he would again voluntarily reduce his salary 20% to $225,000 per year, effective April 1, 1997.

  The Committee, at its February 10, 1997 meeting, considered the operating results for 1996 and although the Committee felt that management during the year had acted appropriately in a very difficult environment and was continuing to maintain energy and creativity in its search for new sources of revenue for the Company, it decided not to award any cash bonuses to the Chief Executive Officer or the other executive officers.

  While there is no established policy with respect to the frequency or amount of option grants, the Committee desires that the executive officers own Company stock to both provide incentive compensation based on performance factors deemed important to the Company's stockholders and to provide an element of downside risk to more closely align the interests of executives with the interests of the stockholders. The Committee considers the granting of stock options annually and, in reviewing the Chief Executive Officer's recommendation, considers the individual executive officer's contributions to the Company and the amount and terms of existing options. No grants were made to executive officers of the Company under the 1993 Executive Stock Option Plan during 1996. However, at the February 10, 1997 meeting, upon the recommendation of the Chief Executive Officer, and in recognition of the fact that they would not be getting salary increases or bonuses, the Compensation Committee unanimously decided to grant options to three Senior Vice Presidents of the Company totaling 75,000 shares at a purchase price of $1.25 per share, the fair market value of the Company's common stock at the closing on February 10, 1997. Likewise, the Committee decided to grant the Chief Executive Officer options to purchase 100,000 shares of common stock at a price of $1.375 per share (The higher exercise price was in accordance with the 1993 Executive Stock Option Plan which requires grants to owners of more than 10% of the outstanding common stock to pay a price of 10% above the fair market value on the date of grant.). The options granted to the three Senior Vice Presidents and the Chief Executive Officer represented less than three percent of the outstanding Common Stock.

  James K. Mitchell, who became Chief Executive Officer of the Company effective January 1, 1993, received a total of $291,627 in salary for fiscal 1996. This compares to a $248,664 salary in 1995. This also compares to $280,500 salary and $42,075 bonus for a total of $302,575 in 1994. All salary totals are exclusive of standard benefits. At the close of 1996, Mr. Mitchell was the largest stockholder of the Company with a total of 710,055 shares beneficially owned and vested options to purchase 50,000 shares of common stock at a price of $4.00 per share.

  The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Herbert G. Kawahara, Chairman of the Compensation Committee
Barton Beek
Donald E. Weeden

PERFORMANCE GRAPH

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five fiscal years ended December 31, 1996 with the cumulative total return on the S&P 500 Index and the NASDAQ Financial Stocks Industry Index.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG JMC GROUP INC., S&P 500 INDEX AND JMCG

                        PERFORMANCE GRAPH APPEARS HERE

                                         Assumes $100 invested on Dec. 31, 1991
                                         in JMC Group, Inc., S&P 500 Index and
                                         NASDAQ Financial Stock Industry Index.

Measurement Period                          S&P
(Fiscal Year Covered)        NASDAQ         500 INDEX    JMCG
-------------------          ------         ---------    -----
Measurement Pt-  1991        $100           $100         $100
FYE   1992                   $143.02        $104.464     $185.185
FYE   1993                   $166.23        $111.834     $255.556
FYE   1994                   $166.62        $110.113     $ 46.311
FYE   1995                   $242.61        $146.673     $ 26.844
FYE   1996                   $311.09        $188.487     $ 28.711

  The foregoing information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              SECURITY OWNERSHIP

  Unless otherwise noted below, the following table presents certain information with respect to the ownership of the Common Stock as of March 10, 1997 by each person known by the Company to own beneficially more than 5% of the Common Stock, by each person who is a Director or nominee for Director of the Company, by each named executive officer and by all executive officers and Directors of the Company as a group:

                                                              SHARES OF COMMON
                                                             STOCK BENEFICIALLY
                                                                OWNED AS OF
                                                               MARCH 10, 1997(1)
                                                             ------------------
   NAME                                                      NUMBER(2)(3)   %
   ----                                                      ------------ -----
   James K. Mitchell........................................    760,055   12.11
    JMC Group, Inc.
    9710 Scranton Road, Suite 100
    San Diego, CA 92121
   Thomas W. Smith(4).......................................    345,000    5.50
    Thomas N. Tryforos
    323 Railroad Avenue
    Greenwich, CT 06830
   Brian J. Finneran........................................     60,780      *
   D. Mark Carlson..........................................     65,455    1.04
   William L. Webster.......................................     31,344      *
   Edward J. Baran..........................................     16,000      *
   Charles H. Black(5)......................................    261,031    4.16
   Barton Beek..............................................     44,000      *
   Herbert G. Kawahara......................................     16,000      *
   Robert G. Sharp..........................................      8,000      *
   Donald E. Weeden(6)......................................     26,938      *
   All Executive Officers and Directors as a group (10
    persons)................................................  1,289,603   20.55
     Total outstanding shares(7)............................  6,276,018

--------
*  Less than 1%

(1) All ownership figures include options to purchase shares of Common Stock exercisable within 60 days of March 10, 1997, as set forth below. Except as otherwise noted below, each individual, directly or indirectly, has sole or shared voting and investment power with respect to the shares listed.

(2) Includes 10,829, 10,780, 8,455, 4,677 and 42,707 vested shares of Common
    Stock contributed by the Company to the Company's 401(k) Savings Plan for Messrs. Mitchell, Finneran, Carlson, Webster and for all executive officers and Directors as a group, respectively.

(3) Includes options to purchase 50,000, 50,000, 45,000, 26,667, 16,000,
    20,000, 12,000, 16,000, 8,000, 8,000, and 251,667 shares of Common Stock for Messrs. Mitchell, Finneran, Carlson, Webster, Baran, Beek, Black, Kawahara, Sharp, Weeden and for all executive officers and Directors as a group, respectively.

(4) As of March 10, 1997, each of Messrs. Smith and Tryforos beneficially owned the shares shown in their capacity as investment manager for three private investment limited partnerships of which they are a general partner. On March 20, 1997, Messrs. Smith and Tryforos liquidated their holding and as of such date own no shares of the Company's stock.

(5) Includes 22,800 shares held by the Charles H. Black Pension Trust and 14,000 shares held by Mr. Black as trustee for the benefit of Richard S. Black, Charles H. Black, Jr., and Mr. Black in which Mr. Black has a 1/3 beneficial ownership interest. Also includes 36,200 shares owned individually by Mr. Black's wife as to which he disclaims beneficial ownership.

(6) Includes 3,000 shares held by Weeden & Co., L.P., of which Mr. Weeden is Chief Executive Officer.

(7) Includes 251,667 shares issuable upon exercise of stock options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, NASDAQ and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file.

  Specific due dates for these reports have been established and the Company is required to identify those persons who failed to timely file these reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except for one filing made two days late, as previously disclosed in the 1996 Proxy Statement.

                             ELECTION OF DIRECTORS

NOMINEES

  Three of the Company's total of seven Directors are to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the Proxy Holders will vote the proxies received by them for the three nominees named below. In the event that any such nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the existing Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a Director.

  Information with respect to the nominees to the Board of Directors is set forth above in "Directors and Executive Officers." The names of the nominees are as follows:

                                Edward J. Baran
                               Charles H. Black
                               Donald E. Weeden

  The Directors elected at this Annual Meeting will serve a three-year term, until the annual meeting of stockholders in 2000, or until their successors are duly elected.

REQUIRED VOTE

  The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of each Director nominee.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH PERSON NOMINATED FOR ELECTION AS A DIRECTOR.

                             INDEPENDENT AUDITORS

  Deloitte & Touche LLP has audited the financial statements of the Company and its subsidiaries for fiscal year 1996 and will audit the financial statements for fiscal 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                          By Order of the Board of Directors
                                           of JMC Group, Inc.

                                      /s/ JAMES K. MITCHELL
                                          -----------------------------------
                                          James K. Mitchell
                                          Chairman, President & Chief
                                           Executive Officer

Dated: March 31, 1997

PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                JMC GROUP, INC.

         Form of Proxy For Annual Meeting of Stockholders, May 5, 1997

 The undersigned hereby appoints James K. Mitchell, Daniel M. Harkins and D. Mark Carlson, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of JMC GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockhold-ers of said Company to be held May 5, 1997, or any adjournment or postponement thereof, as specified below (with reference to the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for further information re-garding each item).

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

 Please mark
your votes as
indicated in
this example
      X

                                                            FOR   WITHHELD
                                                                   FOR ALL
1. Election of the following nominees as directors:
Edward J. Baran, Charles H. Black and Donald E. Weeden      [_]      [_]

WITHHELD FOR: (Write that nominee's name in the space provided below).
-------------------------------------------------------------------------------

2. As they shall in their sole judgment determine on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy will be voted as you specify. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE PERSONS NAMED IN PROPOSAL 1, ALL OF WHOM WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF JMC GROUP, INC. FOR ELECTION AS DIRECTORS.

Signature(s) __________________________    Date _______________________________
NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than an individual capacity. All joint owners should sign.


-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE